                                                               EXHIBIT (d)(2)(i)

[ING FUNDS LOGO]

February 25, 2004

Michael J. Roland
Executive Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Roland:

         Pursuant to the Investment Management Agreement dated May 9, 2001, as amended, between ING Equity Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Principal Protection Fund X and ING Principal Protection Fund XI, two newly established series of ING Equity Trust (the "Funds"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to AMENDED AND RESTATED SCHEDULE A of the Agreement. The AMENDED AND RESTATED SCHEDULE A, with the annual investment management fee indicated for the Funds, is attached hereto.

         Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Funds.

                                             Very sincerely,
                                             /s/ Robert S. Naka
                                             Robert S. Naka
                                             Senior Vice President
                                             ING Equity Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC

By: /s/ Michael J. Roland
    -------------------------
    Michael J. Roland
    Executive Vice President



7337 E. Doubletree Ranch Rd.          Tel: 480-477-3000         ING Equity Trust
Scottsdale, AZ 85258-2034             Fax: 480-477-2700
                                      www.ingfunds.com
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                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                              ING INVESTMENTS, LLC

                                     ANNUAL INVESTMENT MANAGEMENT FEE
              SERIES           ---------------------------------------------
              ------           (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Principal Protection Fund        Offering Phase                0.25%
                                     Guarantee Period              0.80%
                                     Index Plus LargeCap Period    0.60%

ING Principal Protection Fund II     Offering Phase                0.25%
                                     Guarantee Period              0.80%
                                     Index Plus LargeCap Period    0.60%

ING Principal Protection Fund III    Offering Phase                0.25%
                                     Guarantee Period              0.80%
                                     Index Plus LargeCap Period    0.60%

ING Principal Protection Fund IV     Offering Phase                0.25%
                                     Guarantee Period              0.80%
                                     Index Plus LargeCap Period    0.60%

ING Principal Protection Fund V      Offering Phase                0.25%
                                     Guarantee Period              0.80%
                                     Index Plus LargeCap Period    0.60%

ING Principal Protection Fund VI     Offering Phase                0.25%
                                     Guarantee Period              0.80%
                                     Index Plus LargeCap Period    0.60%

ING Principal Protection Fund VII    Offering Phase                0.25%
                                     Guarantee Period              0.80%
                                     Index Plus LargeCap Period    0.60%

                                           ANNUAL INVESTMENT MANAGEMENT FEE
              SERIES                 ---------------------------------------------
              ------                 (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Principal Protection Fund VIII   Offering Phase                          0.25%
                                     Guarantee Period:
                                          -     Equity Component             0.80%
                                          -     Fixed Component              0.55%
                                          -     ETF & Futures Strategy
                                                in lieu of Equity Strategy   0.55%
                                     Index Plus LargeCap Period              0.60%

ING Principal Protection Fund IX     Offering Phase                          0.25%
                                     Guarantee Period:
                                          -     Equity Component             0.80%
                                          -     Fixed Component              0.55%
                                          -     ETF & Futures Strategy
                                                in lieu of Equity Strategy   0.55%
                                     Index Plus LargeCap Period              0.60%

ING Principal Protection Fund X      Offering Phase                          0.25%
                                     Guarantee Period:
                                          -     Equity Component             0.80%
                                          -     Fixed Component              0.55%
                                          -     ETF & Futures Strategy
                                                in lieu of Equity Strategy   0.55%
                                     Index Plus LargeCap Period              0.60%

ING Principal Protection Fund XI     Offering Phase                          0.25%
                                     Guarantee Period:
                                          -     Equity Component             0.80%
                                          -     Fixed Component              0.55%
                                          -     ETF & Futures Strategy
                                                in lieu of Equity Strategy   0.55%
                                     Index Plus LargeCap Period              0.60%